UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
October 20, 2009

Date of Report (Date of earliest event reported)
INTUIT INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21180	77-0034661

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2700 Coast Avenue
Mountain View, CA 94043

(Address of principal executive offices, including zip code)
(650) 944-6000

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Senior Executive Incentive Plan Performance Goal
     On October 20, 2009, the Compensation and Organizational Development Committee (the “Compensation Committee”) of the Board of Directors of Intuit Inc. (“Intuit”) established the threshold performance goal for the fiscal year 2010 bonuses payable to executive officers Brad D. Smith, R. Neil Williams, Kiran M. Patel, Daniel R. Maurer, Alexander M. Lintner, Sasan K. Goodarzi, and Scott D. Cook under the Intuit Inc. Senior Executive Incentive Plan (“SEIP”). The SEIP is a cash incentive plan that was approved by Intuit’s stockholders in December 2007. The purposes of the SEIP are to motivate senior executives by tying compensation to performance, reward exceptional performance that supports overall Intuit objectives, and attract and retain top performing employees. Under the SEIP, the Compensation Committee establishes one or more performance goals for each fiscal year. A copy of the SEIP was filed as an exhibit to a Form 8-K filed by Intuit on December 17, 2007. The Compensation Committee established a threshold performance goal based on a specified revenue target that Intuit must achieve as a condition to payment of any bonuses under the SEIP for the fiscal year ending July 31, 2010. The maximum bonus payout under the SEIP is $5 million per participant. If the threshold performance goal is achieved, actual individual bonus amounts will be determined by the Compensation Committee based upon such performance criteria as the Compensation Committee deems appropriate. The bonus payments are also subject to the other terms of the SEIP.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intuit Inc.
Date: October 23, 2009	By:	/s/ R. NEIL WILLIAMS
R. Neil Williams
Senior Vice President and Chief Financial Officer